UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 12, 2005

AMERICAN FORTUNE HOLDINGS CORPORATION

(Exact name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	0-26509 (Commission file Number)	13-4025362 (IRS Employer Identification No.)

515 Madison Avenue, Suite 2100, New York, NY (Address of Principal Executive Offices)	10022 (Zip Code)

Registrant’s telephone number, including area code (212) 755-3636

RICH HOLDINGS GROUP, INC.

(Former name of Registrant, if changed since last report)

Section 5 – Corporate Governance and Management

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 10, 2005, the Board of Directors of the Registrant approved, and a majority of stockholders ratified by action taken in lieu of a meeting, an amendment to the Registrant’s Articles of Incorporation to change the name of the Registrant from “Rich Holdings Group, Inc.” to “American Fortune Holdings Corporation.” The Amendment was filed, and became effective, on April 12, 2005.

Item 9. Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits

(c)	The following exhibits are filed as part of this report:
Exhibit Number	Description
3.3	Certificate of Amendment to Articles of Incorporation filed on April 12, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICH HOLDINGS GROUP, INC.

By:	/s/ Chen De Xing

Name:     Chen De Xing

Title:	President

Dated: August 8, 2005